United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 10, 2004 Date of Report (Date of earliest event reported)	000-31267 Commission File Number

IWT TESORO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	91-2048019 (I.R.S. Employer Identification Number)

191 Post Road West, Suite 10, Westport, CT  06880

(Address of Principal Executive Offices) (Zip Code)

(203) 271-2770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirements of the registration under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

Effective December 10, 2004, IWT Tesoro Corporation’s wholly owned subsidiary, International Wholesale Tile, Inc., entered into an agreement to lease 75,000 square feet of additional warehouse space in Palm City, Florida for a term of 15 years.  This will bring its warehouse space in Palm City to 297,000 square feet.  IWT also has an additional 10,000 square feet of office space.  It expects that the additional warehouse space will be ready during the second quarter of 2005.  The initial lease amount will be approximately $31,000 per month for the first year, escalating to $41,000 per month through year 15.

This increase in warehouse space is part of IWT’s strategic plan to increase IWT’s amount of inventory to service its client base throughout the Southeast and the Sunbelt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2004	IWT TESORO CORPORATION

	By:	/s/ Henry J. Boucher, Jr., President
Henry J. Boucher, Jr., President